TCW COMMODITY INCOME FUND, INC.

ARTICLES OF AMENDMENT

(Changing its Name to TCW Commodity Strategy and Income Fund, Inc.)

TCW Commodity Income Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore, Maryland (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland (hereinafter called the “Department”) that:

FIRST: The Charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:

TCW Commodity Strategy and Income Fund, Inc.

SECOND: The amendment to the Charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The Charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

THIRD: This amendment to the Charter of the Corporation will be effective upon the Department’s receipt thereof, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, TCW Commodity Income Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Michael Cahill, Vice President of the Corporation, and witnessed by Philip K. Holl, the Secretary of the Corporation, this 23rd day of May, 2008. The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation’s Charter are true in all material respects.

/s/ Michael Cahill

__________________________________

Michael Cahill

Senior Vice President

TCW Commodity Income Fund, Inc.

/s/ Philip K. Holl

_______________________________

Philip K. Holl

Secretary

TCW Commodity Income Fund, Inc.